Exhibit 23.4

[Letterhead of Mine Development Associates]

CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned, Mine Development Associates, hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”) concerning mineralized material contained in the Hasbrouck, Three Hills and Wildcat properties (studies completed in 2003 and technical reports issued in 2006), for Vista Gold Corp., portions of which are summarized under the captions “Part I – Item 2. Properties – Advanced Exploration Properties – Hasbrouck – Geology”; “Part I – Item 2. Properties – Advanced Exploration Properties – Three Hills – Geology” and “Part I – Item 2. Properties – Advanced Exploration Properties – Wildcat – Geology” in this Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2007 of Allied Nevada Gold Corp. (the “Company”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144102) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Mine Development Associates

By:  /s/  Neil Prenn

        Name: Neil Prenn

        Title: President

Date: March 6, 2008